UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 25, 2020

Dorman Products, Inc.

(Exact name of Registrant as Specified in Charter)

Pennsylvania	000-18914	23-2078856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania 18915

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (215) 997-1800

                           Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DORM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective September 25, 2020 (the “Effective Date”), the Board of Directors (the “Board”) of Dorman Products, Inc. (the “Company”) increased the size of the Board from seven to eight directors and appointed Lisa M. Bachmann to fill the newly created directorship. Ms. Bachmann will serve as a director of the Company until the expiration of her term on the date of the Company’s 2021 annual meeting of shareholders and until her successor is selected and qualified, except in the event of her earlier death, resignation or removal. As of the Effective Date, Ms. Bachmann also was appointed to the Board’s Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee.

As a non-employee director, Ms. Bachmann will participate in the Company’s previously disclosed non-employee director compensation program, which includes, among other things, an annual cash retainer of $75,000 and an annual restricted stock unit award with a grant date value of approximately $100,000. In connection with her appointment, Ms. Bachmann will receive a pro-rata portion of each to reflect the fact that she was appointed mid-term.

Ms. Bachmann, age 59, most recently served as Executive Vice President, Chief Merchandising and Operating Officer of Big Lots, Inc. (“Big Lots”), a leading discount retailer, from August 2015 to September 2020. Previously, she held various roles at Big Lots, including as Executive Vice President, Chief Operating Officer, as Executive Vice President, Supply Chain Management and Chief Information Officer, and as Senior Vice President, Merchandise Planning, Allocation and Presentation. Prior to joining Big Lots, her roles included Senior Vice President of Planning and Allocation for Ames Department Stores Inc. and Vice President of Planning and Allocation for the Casual Corner Group, Inc. Ms. Bachmann currently serves as a member of the board of directors of GMS Inc., a leading North American specialty distributor of interior building products.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated September 28, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date:	September 28, 2020	By:	/s/ David M. Hession
			Name:	David M. Hession
			Title:	Senior Vice President, Chief Financial Officer and Treasurer